Exhibit 10.6

LEASE AGREEMENT

BY AND BETWEEN

GCP SOUTHLAND, LLC,

a Nebraska limited liability company

AS LANDLORD

AND

SOUTHLAND HOLDINGS, INC.,

a Delaware corporation

AS TENANT

Effective Date: July ___, 2024

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is entered into and made effective as of July ___, 2024 (the “Effective Date”) between GCP Southland, LLC, a Nebraska limited liability company (“Landlord”), and Southland Holdings, Inc., a Delaware corporation (“Tenant”).

ARTICLE 1
BASIC LEASE TERMS, PROVISIONS AND DEFINITIONS

1.1 Landlord. GCP Southland, LLC

1.2 Tenant. Southland Holdings, Inc.

1.3 Parties and Notice Addresses.

Landlord:	GCP Southland, LLC 14606 Branch Street, Suite 100 Omaha, NE 68154 Attn: Zachary Wiegert Email: zwiegert@goldenrodcompanies.com

With a copy of all notices to be sent to:

Goldenrod Companies 14606 Branch Street, Suite 100 Omaha, NE 68154 Attn: Kendra Ringenberg Email: kringenberg@goldenrodcompanies.com

Tenant:	Southland Holdings, Inc. 1100 Kubota Drive Grapevine, Texas 76051 Attn: Cody Gallarda Cgallarda@slnd.com

1.4 Premises. That certain real property located at 1000 American Bridge Way, Coraopolis, Pennsylvania and all improvements and fixtures located thereon (collectively, the “Improvements”), as legally described on Exhibit “A” attached hereto. The Premises is sometimes referred to herein as the “Property.”

1.5 Initial Term. The Initial Term shall be twenty (20) years commencing on the Commencement Date, plus the remainder of the last calendar month after the Commencement Date occurs, if the last month’s anniversary of the Commencement Date occurs on a date other than the first day of a calendar month.

1.6 Renewal Options. Two (2) options of five (5) years each.

1.7 Commencement Date. July [15], 2024.

1.8 Annual Base Rent. Commencing on the Commencement Date, Tenant shall pay Base Rent in the amounts set forth in the schedule attached hereto as Exhibit “B”. The Base Rent does not include Additional Rent or rental, excise, sales, or transaction privilege taxes imposed by any taxing authority upon Landlord on its receipt of any amounts paid by Tenant pursuant to this Lease, all of which are payable by Tenant.

1.9 Additional Rent. This Lease is an absolute triple net lease and Tenant shall be responsible for all Taxes, Insurance and any other expenses incurred in connection with the ownership, operation, maintenance, repair and replacement of the Property as set forth herein.

1.10 Permitted Use. Tenant shall have the right to use the Premises as an industrial and office facility consistent with the Premises’ prior use, in compliance with applicable laws, and for no other use without the prior consent of Landlord.

1.11 Security Deposit. $159,414.92 payable on the Effective Date. Upon the occurrence of any event of Default (as hereinafter defined) by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit paid to Landlord by Tenant as herein provided to the extent necessary to make good any arrears of Rent (as hereinafter defined) and any other damage, injury, expense or liability caused to Landlord by such event of Default. Following any such application of the security deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to the amount thereof existing prior to such application. Any remaining balance of the security deposit shall be returned by Landlord to Tenant within sixty (60) days after the termination of this Lease and after Tenant provides written notice to Landlord of Tenant’s forwarding address; provided, however, Landlord shall have the right to retain and expend such remaining balance (a) to reimburse Landlord for any and all rentals or other sums due hereunder that have not been paid in full by Tenant and/or (b) for cleaning and repairing the Premises if Tenant shall fail to deliver same at the termination of this Lease in a neat and clean condition and in as good a condition as existed at the date of possession of same by Tenant, ordinary wear and tear only excepted. Tenant shall not be entitled to any interest on the security deposit. Such security deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of an event of Default by Tenant.

ARTICLE 2
premises

2.1 Premises. Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby lease and demise to Tenant, and Tenant hereby rents and hires from Landlord, for the Term, the Premises which are described as set forth in Article 1 and Exhibit “A” attached hereto.

2.2 As Is Condition. The parties hereby agree and acknowledge that immediately prior to the Commencement Date, Tenant or an affiliate of Tenant has been in possession of the Premises and, as such, Tenant shall take possession of the Premises on the Effective Date hereof. Tenant hereby acknowledges and agrees that it is leasing the Premises from Landlord in its “AS-IS, WHERE-IS” condition “WITH ALL FAULTS” and specifically and expressly without any warranties, representations or guarantees, either express or implied, of any kind, nature or type whatsoever from or behalf of Landlord.

2.3 Alterations. Tenant shall have the right to make or cause to be made alterations to the Premises, subject to Landlord’s prior written consent. Consent shall include approval of Tenant’s plans and contractors and shall not be unreasonably withheld by Landlord. Any alterations, additions or improvements consented to by the Landlord shall be made at Tenant’s sole expense. Tenant shall secure any and all governmental permits, approvals, or authorizations required in connection with any such work and shall hold Landlord harmless from any and all liability, costs, damages, expenses (including attorneys’ fees) and liens resulting therefrom. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans (including plans in REVIT), copies of all construction contracts, and proof of payment for all labor and materials. Notwithstanding the foregoing, Tenant shall have the right without Landlord’s approval to make interior alterations that do not affect the structure of the Improvements, are not visible from the exterior and do not exceed $50,000.00 in the aggregate.

(a) Tenant Shall Discharge All Liens. Tenant shall promptly pay its contractors and materialmen for all work done and performed by or on behalf of Tenant, so as to prevent the assertion or imposition of liens upon or against the Premises, and shall, upon request provide Landlord with lien waivers, and should any such lien be asserted or filed, Tenant shall bond against or discharge the same within ten (10) business days after written request by Landlord. In the event Tenant fails to remove said lien within said ten (10) business days, Landlord may at its sole option elect to satisfy and remove the lien by paying the full amount claimed or otherwise, without investigating the validity thereof, and Tenant shall pay Landlord upon demand the amount paid out by Landlord in Tenant’s behalf, including Landlord’s costs and expenses with interest or Tenant shall be in default hereunder. Landlord’s election to discharge liens as provided hereunder shall not be construed to be a waiver or cure of Tenant’s default hereunder.

(b) Signs, Awnings and Canopies. Existing signage on the Premises is hereby approved by Landlord. Tenant will not, without Landlord’s prior written consent, such consent at Landlord’s reasonable discretion, place or suffer to be placed or maintained upon the roof or on any exterior door, wall, or window of the Premises, any sign, or advertising matter or other thing of any kind. All signs, or other thing so installed by Tenant shall at all times be maintained by Tenant, at its expense, in good condition and repair, provided Landlord shall not unreasonably withhold consent to exterior signage identifying the business of Tenant or any subtenant, special truck access and similar signage that otherwise complies with applicable zoning and building codes.

ARTICLE 3
TERM

3.1 Lease Term. The term of this Lease (the “Initial Term”) shall commence on the Commencement Date and be for the term set forth in Article 1, unless extended or sooner terminated in accordance with the provisions hereof.

3.2 Renewal Options. Provided there is no Tenant Default, Tenant shall have the options to extend the Lease Term as set forth in Article 1 above upon the same terms and conditions herein contained, except the Base Rent shall increase annually by two and one-half (2.5%) percent. If Tenant desires to exercise an Option, then Tenant shall deliver written notice to Landlord at least three hundred and sixty-five (365) days prior to the expiration of the then current Term (the “Option Notice”). If Tenant fails to provide the Option Notice within such time period, Tenant shall be deemed to have waived the renewal option. The Initial Term and the exercised option period, if applicable, shall collectively be referred to herein as the “Term.”

3.3 Holding Over. If Tenant remains in possession of the Premises after the expiration or termination of the Term without the execution of a new lease, Tenant’s occupancy will be from month to month one hundred fifty (150%) of the Annual Base Rent due for the proceeding year, prorated during, the Term plus all other sums due under this Lease and subject to all obligation of this Lease that are applicable to a month to month tenant. The holdover period may be terminated by Landlord upon thirty (30) days’ notice to Tenant.

ARTICLE 4
RENT

4.1 Annual Base Rent. Tenant shall pay to Landlord as Annual Base Rent (“Base Rent”) for the Premises during the Term the annual amounts set forth in Article 1 and Exhibit “B” of this Lease beginning on the Commencement Date and continuing on the first (1st) day of each and every month throughout the Lease Term.

4.2 Real Estate Taxes. Landlord shall pay the Real Estate Taxes (as hereinafter defined) attributable to the Premises and due and payable during the Lease Term directly to the applicable taxing authority. Commencing on the Commencement Date and continuing through the remainder of the Term, Tenant agrees to pay, as Additional Rent, all Real Estate Taxes which are payable during Term of this Lease as well as any Real Estate Taxes accrued prior to the Effective Date. Tenant shall pay Landlord, on the first (1st) day of each calendar month during the Term, amounts reasonably estimated from time to time by Landlord to be Tenant’s monthly installment of such Real Estate Taxes.

(a) Reconciliation. Upon receipt of the statements for Real Estate Taxes for each year for which such Real Estate Taxes are due, whether on a fiscal year or calendar year basis, Landlord shall compute the share thereof due from Tenant, and a summary shall be furnished to Tenant reflecting the amount due for Real Estate Taxes. If the amounts paid by Tenant during the preceding year were in excess of the Real Estate Taxes, the excess shall be credited against the next payments due from Tenant or if the lease has expired or terminated, shall be paid to Tenant within thirty (30) days of such determination, and if the amount paid by Tenant is less than the Real Estate Taxes, Tenant shall pay the deficiency within thirty (30) days after receipt of notice thereof. If the notice furnished to Tenant includes a computation of the estimated sums that are due from Tenant each month for the current year, the monthly payment shall be adjusted accordingly.

(b) Right to Contest Taxes. Tenant shall have the right, upon prior notice to and approval by Landlord, at its own cost and expense, to initiate and prosecute any proceedings permitted by law for the purpose of obtaining an abatement of or otherwise contesting the validity or amount of Real Estate Taxes assessed or levied upon the Premises, the Improvements and/or other improvements constructed on the Premises, provided that Tenant will not take any action that will cause or allow the institution of foreclosure proceedings. Tenant agrees to permit the reasonable participation by Landlord in any such contest at Landlord’s request. If required by law, Tenant may take such action in the name of Landlord who shall cooperate with Tenant to the extent reasonably required by Tenant, but at no out of pocket cost to Landlord.

(c) Municipal, County, State or Federal Taxes. Tenant shall pay, before delinquency, all municipal, county and state or federal taxes assessed against any leasehold interest of Tenant or any fixtures, furnishings, equipment, stock-in-trade or other personal property of any kind owned, installed or used in or on the Premises directly to the applicable taxing authority.

(d) Real Estate Tax. “Real Estate Taxes” means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Premises; (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Premises or against Landlord’s business of leasing the Premises; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises by any governmental agency; (iv) any tax imposed upon this transaction, or based upon a reassessment of the Premises due to a change in ownership or transfer of all or part of Landlord’s interest in the Premises; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. Notwithstanding any of the foregoing to the contrary, Tenant shall have no liability for taxes based on Landlord’s net income or any similar tax.

4.3 Insurance. Landlord shall maintain the insurance set forth in Section 9.3 below during the Term of this Lease and Tenant shall reimburse Landlord for the premiums for such insurance as well as any other costs incurred in connection therewith, including but not limited to, any deductibles. Tenant shall pay such amounts to Landlord within thirty (30) days of written notice of the amounts due hereunder.

4.4 Payment. This is an absolute triple net lease and Tenant shall pay to Landlord in advance in legal tender of the United States of America, without any demand, off-set or deduction (except as expressly provided otherwise herein), at the office of Landlord specified in Section 1.3 hereof, or at such place as Landlord from time to time designates in writing, rent comprised of Base Rent and Additional Rent (hereinafter defined). Any payment due hereunder is delinquent if not received by Landlord on or before the fifth (5th) day of the month. Landlord may accept any partial payment without prejudice to any of Landlord’s rights or remedies.

4.5 Rent Definition. As used herein, the term “Rent” includes Base Rent and Additional Rent. Additional Rent includes the following: (a) Real Estate Taxes; (b) Operating Expenses, (c) utilities, (d) insurance and (e) all other charges, costs, and other sums required to be paid by Tenant to Landlord or third parties in accordance with this Lease (“Additional Rent”). Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to Landlord as Rent, including but not limited to any amounts due and payable to third parties, shall constitute rent for the purpose of section 502(b)(6), as it may be amended, of the Federal Bankruptcy Code, 11 U.S.C. §101 et seq. (the “Bankruptcy Code”). Tenant shall make all payments by Automated Clearing House (“ACH”) and, upon Tenant’s request, Landlord shall provide Tenant the necessary information to process payments by ACH.

ARTICLE 5
REPAIR, Maintenance and operation

5.1 Net Lease. It is the intention of the parties and they hereby agree that this shall be an absolutely net lease, and the Landlord shall have no obligation to provide any services, perform any acts or pay any expenses, charges, obligations or costs of any kind whatsoever with respect to the Premises, and Tenant hereby agrees to pay one hundred percent (100%) of any and all Operating Expenses as hereafter defined for the entire term of the Lease and any extensions thereof.

5.2 Repair and Maintenance. Tenant shall be responsible for operating, maintaining, protecting, managing, replacing and repairing the Premises and the Improvements. Tenant, at its expense, shall promptly make all repairs and replacements and perform all maintenance in and to the Property and all equipment and fixtures therein or appurtenant thereto, that are necessary or desirable in order to keep the Property in good order, condition and repair and in safe, dry and tenantable condition. Without limiting the generality of the foregoing, Tenant, at its expense, shall maintain, repair and replace the Premises at all times in the same or better condition than the condition noted in that certain Property Condition Assessment, prepared by Nova Group, Identified as Project No. V24-4438 and dated as of June 14, 2024 (the “PCA”) and shall make all required or recommended repairs identified in the PCA at its sole cost and expense.

5.3 Operating Expenses. Tenant shall be solely responsible for the payment of all Operating Expenses through the Lease Term. Tenant shall pay all Operating Expenses directly to the applicable provider; provided, however, to the extent Landlord pays any such Operating Expenses for any reason, Tenant shall reimburse Landlord within ten (10) days of receipt of an invoice from Landlord. The term “Operating Expenses” shall mean all costs and expenses of every kind and nature paid or incurred during each Lease Year (or Partial Lease Year, as the case may be), for owning, operating, equipping, policing and protecting, heating, air conditioning, providing sanitation and sewer and other services, lighting, insuring, repairing, replacing and maintaining the Improvements and all other portions of the Property, as well as any assessments contemplated in any covenants, conditions, restrictions or agreement and all other fees or assessments levied against Landlord or the Property.

5.4 Management Fee. In consideration for Landlord’s administration of services, including but not limited to, payment of Real Estate Taxes and Insurance, Tenant agrees to pay as Additional Rent upon the Commencement Date, and annually thereafter, the amount of $20,000, escalated annually at three percent (3%), which fee shall be due on the Commencement Date and on or before August 1 of each year thereafter.

5.5 Non-Terminable. Except as otherwise provided in this Lease, Tenant shall not have any right to terminate this Lease. Except as otherwise provided in this Lease, the obligations of Tenant under this Lease shall not be affected by any interference with Tenant’s use of any of the Premises for any reason, including the following: (i) any damage to or destruction of any of the Premises by any cause whatsoever, (ii) any Condemnation (except as otherwise expressly provided in Section 8.2), (iii) the prohibition limitation or restriction of Tenant’s use of any of the Premises, (iv) Tenant’s acquisitions of ownership of any of the Premises, (v) any default on the part of Landlord under this Lease or under any other agreement, (vi) any latent or other defect in, or any theft or loss of any of the Premises, (vii) the breach of any guaranties of any manufacturer, engineer, contractor or builder of any of the Improvements or equipment, or (viii) any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that all Rent payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected unless this Lease shall have been terminated pursuant to a right of Tenant to terminate this Lease provided herein.

This Lease is the absolute and unconditional obligation of Tenant. EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE, TENANT WAIVES ALL RIGHTS WHICH MAY NOW OR HEREAFTER OTHERWISE BE CONFERRED BY LAW (I) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR ANY OF THE PREMISES, (II) TO ANY SETOFF, COUNTERCLAIM, RECOUPMENT, ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION, DEDUCTION, REDUCTION OR DEFENSE OF OR TO RENT PAYABLE UNDER THIS LEASE, AND (III) FOR ANY STATUTORY LIEN OR OFFSET RIGHT AGAINST LANDLORD OR ITS PROPERTY.

5.6 Security Measures. Landlord shall be under no obligation to implement any security measures for the Premises or the Property. Landlord and its agents and employees shall not have any liability to Tenant or its officers, directors, employees, agents, representatives, invitees or visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

ARTICLE 6
TENANT’S use OF PREMISES

6.1 Permitted Uses. Tenant may use the Premises for an industrial and office facility consistent with the Premises’ prior use, in compliance with applicable laws, and for no other use without the prior consent of Landlord.

6.2 Operation of Business. Tenant shall, at its own cost and expense, promptly comply with all laws, orders, ordinances and regulations affecting or applicable to the cleanliness, safety, occupation and use of the Premises. Tenant shall use diligent efforts to keep the Premises free and clear of rodents, bugs and vermin, and Tenant shall use, at its cost and at such intervals as Landlord shall reasonably require, a reputable pest extermination contractor to provide extermination services in the Premises. Tenant shall keep the Premises orderly, neat, clean and free from rubbish and trash at all times and to permit no refuse to accumulate around the exterior of the premises. Tenant shall not burn any trash, rubbish or garbage in or about the Premises, except in a sanitary and inoffensive manner inside the Premises or in screened areas approved by Landlord, and Tenant shall cause the same to be removed at reasonable intervals.

6.3 Prohibitions. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Improvements or any of its contents, or cause a cancellation of any insurance policy covering said Improvements or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises to allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

6.4 Tenant to Comply with Matters of Record. Tenant agrees to perform all obligations of Landlord and pay all cost, expenses and other amounts which Landlord or Tenant may be required to pay in accordance with, and to comply and cause the Premises to comply in all respects with, all of the terms and conditions of any agreement or documents of record now affecting the Premises. In addition, this Lease is subject to all applicable building restrictions, planning and zoning ordinances, governmental rules and regulations and all other encumbrances, covenants, restrictions and easements affecting the Premises. TENANT SHALL INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS FROM ANY CLAIM, LOSS OR DAMAGE SUFFERED BY LANDLORD BY REASON OF TENANT’S FAILURE TO PERFORM ANY OBLIGATIONS OR PAY ANY COSTS, EXPENSES OR OTHER AMOUNTS AS REQUIRED UNDER ANY PERMITTED ENCUMBRANCES, COVENANTS, RESITRICTIONS AND EASEMENTS.

6.5 Utilities. Commencing on the Effective Date and continuing through the remainder of the Term, Tenant shall be responsible for maintaining the portion of the utility lines located within the Premises and shall pay for all gas, water, electricity, telephone, and other utility services used or consumed in or about or furnished to the Premises during the Term and shall pay all sewer use fees or similar charges made or imposed with respect to or against the Premises during the Term. Tenant shall hold Landlord and the Premises harmless from all liens, charges, and costs with respect to such items. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities serving the Premises and that if any equipment installed by Tenant requires additional utility facilities, such additional utility facilities shall be installed at Tenant’s expense in accordance with plans and specifications approved in writing in advance by Landlord. Landlord shall not be liable for any interruption in the supply of any utilities to the Premises or for any damage caused either to the electrical system or to Tenant’s equipment in the Premises by any power surge. To the extent feasible, Landlord shall cooperate, at no cost to Landlord, with Tenant to cause all such utilities to be put in the name of Tenant, with all bills being sent directly to Tenant. If Tenant fails to pay any utility bills or charges, Landlord, may, at its option, upon reasonable notice to Tenant, pay the same and, in such event, the amount of such payment, together with interest thereon at the Default Rate (hereinafter defined) from the date of such payment by Landlord, will be added to Tenant’s next due payment of Base Rent, as Additional Rent. If Landlord provides any of such utility services to Tenant because they are not or cannot be separately metered or billed to Tenant, then Tenant shall pay to Landlord, within thirty (30) days after receiving a statement therefor from Landlord, Tenant’s equitable share of the billing received by Landlord for such utility service, which share shall be determined by Landlord in its reasonable discretion taking into account such factors, including but not limited to the nature of Tenant’s business, as Landlord reasonably may consider to be appropriate.

6.6 Tenant’s Personal Property. Landlord and Tenant hereby agree and acknowledge that (i) any server or ancillary IT equipment affixed to the Improvements shall be included as part of Tenant’s Property (as hereinafter defined), (ii) except such personal property identified in (i) above, all lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings and all fixtures, equipment, building systems and support for building systems, including but not limited to, main service entry, HVAC system, panels and all transformers servicing the Improvements, and any other fixtures, trade fixtures, equipment or other property physically attached to the Improvements are owned by Landlord and deemed part of the Premises, which for the avoidance of doubt shall include all rail cranes located on the Premises (“Landlord’s Property”) and (iii) all of Tenant’s signage, furniture, office equipment, trade fixtures, machinery and production equipment that is not affixed to the Improvements that is now or hereinafter located on the Property shall be deemed owned by Tenant (“Tenant’s Property”). Tenant’s Property shall also include any inventory, raw materials, work in progress, supplies and related personal property now or hereafter located on the Property. All of Landlord’s Property and any other fixtures located on the Premises and affixed to the Improvements, and any replacements thereof, shall be deemed part of the Improvements and owned by Landlord. ALL PERSONAL PROPERTY, BETTERMENTS AND IMPROVEMENTS IN THE PREMISES, OR RELATED FACILITIES, WHETHER OWNED, LEASED OR INSTALLED BY LANDLORD, TENANT OR ANY OTHER PERSON, ARE AT TENANT’S SOLE RISK, AND NEITHER LANDLORD NOR LANDLORD’S AGENTS WILL BE LIABLE FOR, ANY DAMAGE THERETO OR LOSS THEREOF FROM ANY CAUSE INCLUDING BUT NOT LIMITED TO THEFT, MISAPPROPRIATION, CASUALTY, OVERFLOWING OR LEAKING OF THE ROOF, THE BURSTING OR LEAKING OF WATER, SEWER OR STEAM PIPES, OR FROM HEATING OR PLUMBING FIXTURES (BUT NOT FROM THE NEGLIGENT ACTS, OMISSIONS OR WILLFUL MISCONDUCT OF LANDLORD OR LANDLORD’S AGENTS).

6.7 Waste. Tenant will not commit or permit any waste of the Premises, and Tenant will keep the Premises and fixtures therein in good and safe condition and repair. If: (a) Tenant fails to make repairs to the Premises that are Tenant’s responsibility hereunder or (b) any act or neglect of Tenant results in damage to the Premises, Landlord may repair such damage if Tenant fails to do so within a reasonable period of time (not to exceed thirty (30) days if such repair can reasonably be made in such time) following its receipt of written demand from Landlord to repair such damage. If the item requires more than thirty (30) days to remedy, Tenant shall be afforded the additional time so long as it commences such remedial work within thirty (30) days after it is aware of the condition and thereafter diligently pursues such remedy to completion. If any damage hereunder is not timely remedied by Tenant and Landlord, as its option, elects to remedy same, then within thirty (30) days of receipt of Landlord’s invoice, Tenant shall reimburse Landlord for the cost thereof (plus Landlord’s administrative fee equal to ten percent (10%) of the cost). Tenant will not deface or injure the Premises, and Tenant will pay the cost of repairing any damage or injury done to the Premises or any part thereof by Tenant.

6.8 No Overloading or Overcrowding. Tenant will not overload the floors of the Premises. Tenant shall not place a load upon the floor of the Premises exceeding the load per square foot such floor was designed to carry, as determined by Landlord or its structural engineer and set forth in the Final Plans.

6.9 No Liens. Landlord’s title is and always will be paramount to the title of Tenant, and, Tenant will not do or be empowered to do any act which encumbers Landlord’s title or subjects the Premises or any part of either to any lien. Tenant must immediately remove any and all liens or encumbrances which are filed against the Premises as a result of any act or omission of Tenant. If Tenant fails to remove any such lien or bond around such lien within ten (10) business days of receipt of notice thereof, then Landlord may, but is not obligated to, remove such lien, and Tenant shall pay all costs of removal or bonding the lien, plus interest at the Default Rate (as defined in Section 11.4), to Landlord upon demand.

6.10 Flammables, Explosives or Toxic Substances. Tenant will not use or permit in the Premises any flammable or explosive material or toxic substances, except cleaning supplies or other substances used in the ordinary course of business and in compliance with all laws. Tenant will not use the Premises in a manner that (a) invalidates or is in conflict with fire, insurance, life safety or other policies covering the Premises, or (b) increases the rate of fire or other insurance on the Premises. If any insurance premium is higher than it otherwise would be due to Tenant’s failure to comply with this Section, Tenant shall reimburse Landlord as Additional Rent, that part of Landlord’s insurance premiums that are changed because of Tenant’s failure.

6.11 Compliance with Laws. Tenant shall comply, at its sole cost and expense, with all federal, state, county, municipal and other governmental statutes, ordinances, laws, rules, and regulations affecting the Premises or any activity of Tenant or condition created by Tenant on or in the Property, including without limitation, those governing employee health and safety, environmental compliance and waste disposal (“Applicable Laws”).

6.12 Hazardous Materials. Tenant shall comply with all Applicable Laws relating to Hazardous Materials (as hereafter defined), and waste storage, handling and disposal. Tenant shall not permit the generation, creation, treatment, incorporation, discharge, disposal, escape, release or threat of release of any Hazardous Materials above, upon, under, within or from the Property in violation of Applicable Laws, and no new underground storage tanks containing any Hazardous Materials shall be constructed or placed upon the Property unless approved in writing by Landlord. Tenant further agrees to ensure that all necessary permits are obtained by any party bringing any Hazardous Materials onto the Property for on or behalf of Tenant. Tenant shall also manage all Hazardous Materials so as to avoid any unreasonable risk of contamination to the Premises. Tenant shall be liable for all costs associated with compliance, defense of enforcement actions or suits, payment of fines, penalties, or other sanctions and remedial costs related to the Tenant or Tenant’s agents, employees, licensees, invitees or contractor’s (collectively, “Tenant’s Parties”) use and occupation of the Premises.

(a) Definition. “Hazardous Materials” means: (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.) (“RCRA”), as amended from time to time, and regulations promulgated thereunder, (b) any “hazardous substance” being “released” in “reportable quantity” as such terms defined by the Comprehensive Environmental Response, Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 6901 et seq.) (“CERCLA”), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) urea formaldehyde insulation; (f) “hazardous chemicals” or “extremely hazardous substance,” in quantities sufficient to require reporting, registration, notification or special treatment or handling under the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001, et seq.) (“EPCRA”), as amended from time to time and regulation promulgated thereunder; (g) any “hazardous chemicals” in levels that would result in exposures greater than those allowed by permissible exposure limits established pursuant to the Occupational Safety and Health Act of 1970 (29 U.S.C. § 651 et seq.) (“OSHA”), as amended from time to time and regulations promulgated thereunder; (h) any substance which requires reporting, registration, notification, removal, abatement or special treatment, storage, handling or disposal under Section 6, 7 or 8 of the Toxic Substance Control Act (15 U.S.C. § 2601 et seq.) (“TSCA”) as amended from time to time and regulations promulgated thereunder; (i) any toxic or hazardous chemicals described in the Occupational Safety and Health Standards (29 C.R.F. 1910.1000-1047) in levels which would result in exposures greater than those allowed by the permissible exposure limits pursuant to such regulations; (j) the contents of any storage tanks, whether above or below ground; (k) Bio-Hazardous Medical Waste (hereinafter defined); (l) materials related to those described in subparagraphs (a) though (k) hereof, and (m) anything defined as hazardous or toxic under any now existing or hereinafter enacted statute. The term “Bio-Hazardous Medical Waste” means any waste, substance or material (solid, liquid or gaseous) that is generated, produced or results from the diagnosis, treatment or immunization of human beings, or any research pertaining thereto, or the production or testing of biological agents. The term “Bio-Hazardous Medical Waste” also includes any definition thereof or referenced thereto in any law, rule, regulation, order or decree of any federal, state or local government including, without limitation, any substance defined or referred to in the Code of Federal Regulation at 29 C.F.R. Part 1910.1030.

(b) Tenant shall provide or cause to be provided to Landlord prior written notice of any Hazardous Materials being brought into the Property, as well as written evidence that the party bringing such Hazardous Materials into the Property carries public liability insurance and environmental impairment liability insurance with coverage no less than $5,000,000.00, with a deductible of no greater than $50,000.00 to insure that anything contaminated with or by the Hazardous Materials be removed from the Property, and that the Property be restored to a clean, neat, attractive, healthy, sanitary, and non-contaminated condition. Such insurance shall name Landlord additional insured, and the insurance carrier (or the covered party in the event the insurance carrier refuses) shall be required to provide no less than ten (10) calendar days’ written notice to Landlord of any cancellation, reduction in amount, or material change in the coverage of such insurance.

(c) Declaration of Restrictive Covenants. Tenant hereby agrees and acknowledges that the Property is subject to that certain Declaration of Restrictive Covenants dated as of December 13, 2004 and recorded in Deed Book Volume 12288, page 482 in the records of Allegheny County, Pennsylvania (the “Declaration”). Tenant shall be solely responsible for ensuring that the Property is in compliance with the Declaration and shall perform all obligations set forth in the Declaration associated with the Property.

(d) Abatement and Indemnity. Tenant covenants that it will, at its own expense, abate, remedy and remove any Hazardous Materials discovered on the Property which was located, placed, generated, created, stored, treated, incorporated, discharged, disposed of, allowed to escape, or released or about to be released by Tenant or Tenant’s Parties. TENANT SHALL INDEMNIFY LANDLORD AGAINST AND SHALL HOLD LANDLORD HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, JUDGMENTS, PENALTIES, LIABILITIES, COSTS, DAMAGES AND EXPENSES, INCLUDING COURT COSTS AND ATTORNEYS’ FEES PRIOR TO TRIAL, AT TRIAL AND ON APPEAL, WHETHER PRIVATE OR MANDATED BY ANY GOVERNMENTAL BODY, RESULTING FROM ANY ENVIRONMENTAL CONDITIONS EXISTING ON THE PROPERTY AS OF THE COMMENCEMENT DATE OR ANY TIME THEREAFTER DURING THE TERM OF THIS LEASE OR FROM ANY BREACH OF ANY OF THE OBLIGATIONS, WARRANTIES OR REPRESENTATIONS OF THE LEASE INCLUDING THE FOREGOING COVENANT OR FROM THE DISCOVERY OF A CONTAMINANT IN, ABOVE, UPON, ACROSS OR UNDER THE PROPERTY THAT WAS BROUGHT ONTO THE PROPERTY BY TENANT OR TENANT’S PARTIES, IT BEING THE INTENT OF LANDLORD AND TENANT THAT LANDLORD SHALL HAVE NO LIABILITY FOR DAMAGE TO THE ENVIRONMENT OR NATURAL RESOURCES CAUSED BY TENANT OR TENANT’S PARTIES, FOR ABATEMENT, REMOVAL OR CLEAN-UP OF, OR OTHERWISE WITH RESPECT TO ANY CONTAMINANTS EITHER BY VIRTUE OF THE INTEREST OF LANDLORD IN THE PROPERTY OR CREATED AS A RESULT OF LANDLORD’S EXERCISE OF ANY OF ITS RIGHTS OR REMEDIES WITH RESPECT TO THIS LEASE, INCLUDING, BUT NOT LIMITED TO, THE EVICTION OF TENANT OR THE RE-ENTRY OF LANDLORD AND THE APPLICABLE PARTIES’ PHYSICAL REPOSSESSION OF THE PROPERTY. THIS INDEMNIFICATION BY THE TENANT INCLUDES, WITHOUT LIMITATION, COSTS INCURRED IN CONNECTION WITH ANY INVESTIGATION OF SITE CONDITIONS OR ANY CLEANUP, REMEDIAL, OR RESTORATION WORK REQUIRED BY ANY FEDERAL, STATE, OR LOCAL GOVERNMENT AGENCY OR POLITICAL SUBDIVISION BECAUSE OF HAZARDOUS MATERIAL PRESENT IN THE SOIL OR GROUND WATER ON, UNDER OR ABOUT THE PROPERTY OR MIGRATING OR THREATENING TO MIGRATE TO OR FROM THE PROPERTY RESULTING FROM THE ACTS OF THE TENANT OR TENANT’S PARTIES. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Property caused by the Tenant results in any contamination of the Property or any portion thereof, or causes the Property to be in violation of any Applicable Laws, the Tenant shall promptly take all actions at its sole expense as are necessary to bring the Property into compliance with Applicable Laws.

(e) Survival. The covenants, representations and warranties contained in this Section 6.16 shall survive the termination of this Lease.

6.13 ADA Compliance. Tenant will observe and comply promptly with all present and future Applicable Laws of governmental authorities and insurance requirements relating to or affecting the Premises, any Tenant sign, or the use and occupancy of the Premises or incident to Tenant’s occupancy of the Premises and its use thereof, including but not limited to the American with Disabilities Act of 1990 (together with all rules and regulations adopted thereunder, the “ADA”). Nothing contained in this Lease is intended to prevent or prohibit compliance by either party with ADA nor is any provision of this Lease intended to violate ADA, and any provision that does so is hereby modified to allow compliance or deleted as necessary. At its expense, Tenant will comply with all requirements of ADA with regard to all aspects of its operations and the Premises. TENANT INDEMNIFIES LANDLORD, ITS AFFILIATES, AGENTS, OFFICERS, EMPLOYEES AND CONTRACTORS, FOR ALL COSTS, LIABILITIES AND CAUSES OF ACTION OCCURRING OR ARISING AS A RESULT OF TENANT OR THE PREMISES’ FAILURE TO COMPLY WITH ADA AS REQUIRED UNDER THIS LEASE OR AS A RESULT OF ANY VIOLATION OF ADA BY THE PREMISES, THE TENANT OR TENANT’S AGENTS, AND TENANT WILL DEFEND LANDLORD, ITS AFFILIATES, AGENTS, OFFICERS, EMPLOYEES AND CONTRACTORS, AGAINST ALL SUCH COSTS, LIABILITIES AND CAUSES OF ACTION.

6.14 Termination and Surrender. Upon termination of this Lease, Tenant must: (a) surrender any keys, electronic ID cards, and other access devices to Landlord at the place then fixed for the payment of rent, (b) remove all Tenant’s Property from the Premises, repair any damage caused by such removal and restore the Premises (including but not limited to, installing and repairing all drywall, patching all concrete flooring and walls, and smoothing all surfaces) and deliver the Premises in broom clean and in good condition and repair and otherwise complying, at a minimum, with the condition noted in the PCA, and (d) deliver the Premises to Landlord free of any Hazardous Materials.

ARTICLE 7
TRANSFER OF INTEREST: PRIORITY OF LIEN

7.1 Assignment and Sublease.

(a) Except as otherwise provided in this Lease, Tenant will not voluntarily or involuntarily assign, mortgage or pledge this Lease without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Tenant may not sublet all or a portion of the Premises, without Landlord’s prior written consent, and such subletting, assignment, pledging or other transfer shall be subject at all times to the terms of this Lease. If Landlord consents to an assignment or sublease, Landlord will document its consent, but any request for consent to an assignment must be accompanied by a true and complete executed copy of the assignment or sublease Tenant proposes. Landlord’s consent to one assignment or sublease is not consent to any other assignment or sublease.

(b) Unless Tenant is a corporation of which all the outstanding share of stock regularly entitled to vote for the election of directors of the corporation are listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, an amended), the voluntary or involuntary transfer, whether directly or indirectly, of stock, partnership interest, membership interest or other ownership interests of Tenant shall be deemed to be an assignment of this Lease subject to the terms of this Article VII.

(c) No assignment, whether in violation hereof, approved by Landlord or permitted under this Article VII or a sublease permitted under this Article VII relieves Tenant from liability or the obligation to comply with the provisions of this Lease and notwithstanding any such assignments or subleases, Tenant shall continue to remain fully liable for all liabilities and obligations under this Lease.

7.2 Subordination. This Lease (including all rights of Tenant hereunder) is automatically subject and subordinate to any mortgage deed of trust or other indenture (each a “Mortgage”) now or hereafter affecting Landlord’s interest in the Premises, and all renewals, replacements and extensions thereof, and all advances and interest under any Mortgage. To the extent requested by Landlord, Tenant shall execute commercially reasonably documentation evidencing the subordination to Landlord’s existing and any future Mortgage holder (“Mortgagee”), including the execution of a subordination, non-disturbance, and attornment agreement (“SNDA”), provided such SNDA sets forth that Tenant’s tenancy under this Lease will not be disturbed so long as Tenant is not in default under this Lease beyond any applicable cure period. If in connection with existing or future financing of the Premises, the holder of any Mortgage request modifications in this Lease, Tenant will not unreasonably withhold or delay its consent to such modifications, provided that they do not unreasonably increase the obligation of Tenant hereunder, reduce Tenant’s rights hereunder, or materially and adversely affect the leasehold interest created by this Lease. Upon termination of this Lease through foreclosure of any Mortgage (or deed in lieu thereof), Tenant shall agree to accept the purchaser at the foreclosure sale (or the transferee under the deed in lieu) or ground lessor as Landlord under this Lease provided such new Landlord agrees not to disturb Tenant’s tenancy under this Lease for so long as Tenant remains in compliance with, and not in breach of, the Terms hereof and, upon demand, enter into a new lease agreement with such purchaser, transferee or ground lessor for the unexpired term of this Lease at the same Rent and under the same provision of this Lease.

(a) Notice to Landlord of Default. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or claim a partial or total eviction, or make any claim against Landlord for the payment of money, Tenant will not make such claim or exercise such right until it has given written notice of such act or omission to (i) the Landlord; and (ii) the holder of any mortgage, deed of trust or other security instrument as to whom Landlord has instructed Tenant to give copies of all of Tenant’s notices to Landlord; and (iii) after thirty (30) days shall have elapsed following the giving of such notice, during which such parties or any of them has not commenced to remedy such act or omission and diligently prosecuted the same to completion or to cause the same to be remedied. Nothing herein contained shall be deemed to create any rights in Tenant not specifically granted in this Lease or under applicable provisions of law.

7.3 Landlord’s Lien. In addition to any statutory lien and security interest, in consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest in all of Tenant’s Property (as defined in Section 6.6) to secure payment of Rent and other sums that become due under this Lease. The provisions of this Section constitute a security agreement under the Uniform Commercial Code (the “UCC”) so that Landlord has and may enforce a security interest on all of Tenant’s Property without the prior written consent of Tenant until all arrearages in Rent have been paid and Tenant has complied with the provisions of this Lease. Tenant agrees to execute and approve as debtor any financing statements Landlord may request to perfect its security interest under the UCC, and Landlord may at any time file a copy of this lease as a financing statement. In addition to any other remedies provided by law or under this lease, Landlord is entitled to all the rights and remedies afforded a secured party under the UCC.

ARTICLE 8
DAMAGE AND DESTRUCTION: EMINENT DOMAIN

8.1 Damage and Destruction. If the Premises or the Improvements are damaged or destroyed by fire or other casualty, Landlord shall have the right to terminate this Lease within one hundred twenty (120) days following the occurrence of such fire or other casualty by written notice to Tenant, in which event (i) the entire proceeds of the insurance maintained in accordance with Section 9 below shall be paid by the insurance company or companies directly to Landlord, and shall belong to, and be the sole property of, Landlord; (ii) the portion of proceeds of the insurance provided for in Section 9 which is allocable to Landlord’s Property, fixtures and other items which, by the terms of this Lease, rightfully belong to Landlord upon the termination of this Lease by whatever cause, shall be paid by the insurance company or companies directly to Landlord, and shall belong to, and be the sole property of, Landlord; and (iii) Landlord and Tenant shall be relieved from any and all further liability or obligation accruing under this Lease from and after the date of such termination. In the event Landlord does not elect to terminate this Lease, then Landlord shall restore the Improvements to the condition it was in on the Effective Date hereof. The Base Rent shall be abated in proportionate to the square footage of area of the Premises that is untenantable. Payment of full rent and all other charges so abated shall re-commence on the day following the date of substantial completion of Landlord’s work hereunder. Landlord shall be obligated to diligently pursue the completion of its work and shall cause the same to be completed as soon as reasonably possible under the circumstances. In no event shall Landlord be required to repair or replace Tenant’s Property. If Landlord repairs or rebuilds, Tenant, at Tenant’s sole cost, shall repair or replace Tenant’s Property and all other leasehold improvements, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to the damage or destruction thereof. Any and all proceeds of the property insurance required hereunder to be maintained by Tenant, so long as this Lease shall remain in effect, shall be used only to repair or replace or All permits required in connection with the work to be performed by Tenant shall be obtained by Tenant at Tenant’s sole cost and expense. Any amount expended by Tenant in excess of any insurance proceeds received by Tenant shall be the sole obligation of Tenant. Landlord shall not be liable or obligated to Tenant to any extent whatsoever by reason of any fire or other casualty damage to the Premises, or any damages suffered by Tenant by reason thereof, or the deprivation of Tenant’s possession of all or any part of the Premises.

8.2 Eminent Domain.

(a) If all of the Premises is taken or condemned for a public or quasi-public use, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemner and the date on which Tenant is deprived of possession of all of the Premises. Any taking or condemnation of all or any part of the Premises by any authority having the power of eminent domain is hereinafter referred to as a “Taking”. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to the date this Lease is so terminated, all Base Rent, Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to the date this Lease is so terminated, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid to Tenant, and neither party shall thereafter have any liability hereunder, except for those obligations that survive termination of this Lease.

(b) In the event of a Taking of Substantially All of the Premises (as herein defined), Tenant may, at its option, upon thirty (30) days’ written notice to Landlord, which shall be given no later than ninety (90) days following the Taking, terminate this Lease. All Base Rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the date of Taking. For purpose of this provision, a “Taking of Substantially all of the Premises” shall mean: (i) so much of the Premises as, when taken, leaves the untaken portion unsuitable, in the sole opinion of Tenant, for the continued feasible and economic operation of the Premises by Tenant for the same purposes as immediately prior to such Taking or as contemplated herein, (ii) so many of the parking spaces on the Property as reduces the parking ratio below that which is required by the zoning ordinance applicable to the Premises, unless the applicable governmental authority provides a waiver of such parking requirements or (iii) so much of the Premises that access to the Premises is materially impeded, as reasonably determined by Landlord and Tenant.

(c) If only part of the Premises is taken or condemned for a public or quasi- public use and this Lease does not terminate pursuant to Section 8.2(b) above (any such taking or condemnation is hereinafter referred to as a “Partial Taking”), this Lease shall not be thereby terminated, all awards received from the condemnation of the Premises or the Improvements shall, when received, become the absolute property of Landlord without participation by Tenant except as set forth herein. The foregoing notwithstanding, if the Premises are encumbered by a Mortgage, the holder of which has entered into a subordination, attornment and non-disturbance agreement with Tenant as contemplated in Section 7.2 above, which agreement provides for the application of proceeds of the award, then such proceeds shall be deposited which such holder (the “Restoration Escrow”) to be disbursed to pay the costs of such repairs and restoration as such repairs and restoration progress. If the proceeds of the award available to Landlord are not sufficient to restore the Premises to a complete unit as similar as is reasonably possible in design, character and quality to the improvements which existed before such Partial Taking, then, notwithstanding anything in this Lease to the contrary, Landlord shall have no obligation to commence any repairs to the Premises unless, within ninety (90) days of the date of the taking, either: (i) Landlord and Tenant agree in writing to the plans and specifications for the proposed restoration, which shall resemble as nearly as possible the condition of the Premises immediately prior to the taking, reduced in size and scope (yet still a complete architectural unit) to allow the restoration to be completed out of available award or, (ii) Tenant agrees to pay the costs of the repairs and construction necessary to restore the Premises to the condition as existed prior to such taking which are in excess of the available proceeds from the award and deposits funds in such amount in the Restoration Escrow (or, in the event that there is no lender, in an escrow account available to Landlord) to be disbursed to pay the costs of such repairs and restoration as such repairs and restoration progress. In no event shall Landlord be obligated to make any repairs to the Premises unless and until funds in a sufficient amount to restore the Premises as set forth in this Section are available through a combination of proceeds of the award and Tenant’s funds, as necessary, in the Restoration Escrow, to be drawn upon by Landlord or Landlord’s Mortgagee for repair and restoration purposes. Neither the term nor any of the obligations (including the payment of rentals) of either party under this Lease shall be reduced or affected in any way. Provided however, Tenant may make a claim for its separate damages for loss of business, depreciation to, damage to, cost of removal of, or for the value of Tenant’s Property, and for any relocation allowance or award, so long as such claim, allowance or award shall not diminish or otherwise adversely affect Landlord’s award.

(d) In the event of a Taking of the entire Premises or of a Taking of Substantially All of the Premises which results in termination of this Lease in accordance with subsection (b) above (either such Taking, being referred to as a “Total Taking”), the entire award from such Total Taking shall be paid to the Landlord; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, depreciation to, damage to, cost of removal of, or for the value of Tenant’s Property, and for any relocation allowance or award, and the value of the leasehold, so long as such claim, allowance or award shall not diminish or otherwise adversely affect Landlord’s award. Tenant shall have the right, at its own expense, to defend or prosecute any condemnation claim on behalf of the Landlord and Tenant. Landlord shall not convey any interest in the Premises in lieu of condemnation without the approval of Tenant provided that Tenant undertakes to defend any subsequent and related condemnation action at its own expense.

ARTICLE 9
LIABILITY: INDEMNIFICATION: INSURANCE

9.1 Waiver of Claims. To the extent permitted by law, Landlord will not be liable for, and TENANT RELEASES LANDLORD FROM, AND WAIVES ALL CLAIMS FOR DAMAGE TO PERSON OR PROPERTY TENANT OR ANY OCCUPANT OF THE PREMISES SUSTAINS RESULTING FROM: (A) ANY PART OF THE PREMISES OR ANY EQUIPMENT OR APPURTENANCES BECOMING OUT OF REPAIR, OR (B) ANY EVENT OR OCCURRENCE IN OR ABOUT THE PREMISES (UNLESS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS), OR (C) DIRECTLY OR INDIRECTLY ANY ACT OR NEGLECT OF TENANT, ANY OCCUPANT OF THE PREMISES OR ANY OTHER PERSON (EXCLUDING LANDLORD IF CAUSED BY LANDLORD’S NEGLIGENCE OR WILLFUL MISCONDUCT). SUBJECT TO THE FOREGOING SENTENCE AND SUBJECT TO THE OTHER TERMS OF THIS LEASE, IN ANY EVENT, THE LIABILITY OF LANDLORD FOR ANY INJURY, LOSS OR DAMAGE TO ANY PERSON OR PROPERTY ON OR ABOUT THE PREMISES, WILL BE LIMITED TO THOSE DIRECTLY AND SOLELY CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD. FURTHER, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, TENANT WAIVES ANY AND ALL IMPLIED WARRANTIES OF LANDLORD AS TO THE QUALITY OR CONDITION OF THE PREMISES, OR AS TO THE FITNESS OR SUITABILITY OF THE PREMISES FOR ANY PARTICULAR USE.

9.2 Indemnification. TENANT AGREES TO DEFEND, PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS LANDLORD AND ANY MORTGAGEE FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, PENALTIES, COSTS EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE WHATSOEVER, ARISING OR ALLEGED TO ARISE AFTER THE EFFECTIVE DATE FROM THE PREMISES OR THE OWNERSHIP, USE, NON-USE, OCCUPANCY, CONDITION, MAINTENANCE, REPAIR OR REBUILDING OF THE PREMISES, ANY BREACH OF THIS LEASE OR LANDLORD’S ENFORCEMENT OF THE PROVISIONS OF THIS LEASE, AND ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR ANY LOSS OR DAMAGE TO ANY PROPERTY, IN ANY MANNER ARISING ON, FROM OR IN ANY WAY CONNECTED WITH THE PREMISES, AND ANY CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS OR JUDGMENTS BY THIRD PARTIES RESULTING FROM VIOLATIONS OR ALLEGED VIOLATIONS BY TENANT OR ANY SUBTENANT OF ANY PROVISION OF THIS LEASE, ANY LEGAL REQUIREMENT, ANY OTHER LEASE OR AGREEMENT RELATING TO THE PREMISES, OR ANY OTHER CONTRACTUAL AGREEMENT TO WHICH TENANT OR ANY SUBTENANT IS A PARTY, WHETHER OR NOT LANDLORD HAS OR SHOULD HAVE KNOWLEDGE OR NOTICE OF THE DEFECT OR CONDITIONS, OF ANY, CAUSING OR CONTRIBUTING TO SAID INJURY, DEATH, LOSS, DAMAGE, LIABILITY, PENALTY, COST, EXPENSE, CAUSE OF ACTION, SUIT, DEMAND, JUDGMENT OR OTHER CLAIM; EXCEPT TO THE EXTENT THAT ANY SUCH LIABILITY, LOSS, DAMAGE, PENALTY, COST, EXPENSE, CAUSE OF ACTION, SUIT, CLAIM, DEMAND OR JUDGMENT IS THE RESULT OF THE GROSS NEGLIGENCE OF LANDLORD, ITS AGENTS OR CONTRACTORS, OR THE INTENTIONAL WRONGFUL ACT OR OMISSION OF LANDLORD, ITS AGENTS OR CONTRACTORS. IN CASE ANY ACTION OR PROCEEDING IS BROUGHT AGAINST LANDLORD OR ANY MORTGAGEE BY REASON OF ANY SUCH CLAIM AGAINST WHICH TENANT HAS AGREED TO DEFEND, PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS PURSUANT TO THE PRECEDING SENTENCE, TENANT COVENANTS UPON NOTICE FROM LANDLORD OR ANY MORTGAGEE TO RESIST SUCH ACTION OR PROCEEDING AND DEFEND LANDLORD AND MORTGAGEE IN SUCH ACTION OR PROCEEDING, WITH THE EXPENSES OF SUCH DEFENSE PAID BY TENANT, AND LANDLORD WILL COOPERATE AND ASSIST IN THE DEFENSE OF SUCH ACTION OR PROCEEDING IF REASONABLY REQUESTED TO DO SO BY TENANT. TENANT’S INDEMNITY OBLIGATIONS HEREUNDER SHALL BE PAYABLE AND PERFORMABLE WITHOUT DEDUCTION OR OFFSET. ADDITIONALLY, ALL TENANT’S OBLIGATIONS IN THIS LEASE TO INDEMNIFY, DEFEND, AND HOLD LANDLORD OR ANY MORTGAGEE, AND ANY OTHER INDEMNIFIED PERSONS OR ENTITIES HARMLESS HEREUNDER SHALL ALSO ACCRUE TO THE BENEFIT OF LANDLORD’S OR MORTGAGEE’S, AND SUCH OTHER PERSONS’ OR ENTITIES’ PARTNERS, AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, BENEFICIAL OWNERS, MEMBERS, MANAGERS, AGENTS, EMPLOYEES AND REPRESENTATIVES. TENANT WILL EMPLOY COUNSEL REASONABLY SATISFACTORY TO LANDLORD TO PROSECUTE, NEGOTIATE AND DEFEND ANY SUCH CLAIM, ACTION OR CAUSE OR ACTION, SO LONG AS NO DEFAULT HAS OCCURRED AND IS CONTINUING, AND TENANT IS DEFENDING LANDLORD FROM ALL CLAIMS, ACTIONS AND CAUSES OF ACTION AS REQUIRED UNDER THIS SECTION AND HAS THE FINANCIAL ABILITY TO SO INDEMNIFY LANDLORD, LANDLORD SHALL NOT HAVE THE RIGHT TO COMPROMISE OR SETTLE ANY SUCH CLAIM, ACTION OR CAUSE OF ACTION WITHOUT TENANT’S CONSENT. TENANT SHALL PAY ANY INDEBTEDNESS ARISING UNDER SAID INDEMNITY TO LANDLORD TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE, FROM THE DATE SUCH INDEBTEDNESS ARISES UNTIL PAID. TENANT’S INDEMNITY OF LANDLORD, LANDLORD’S MORTGAGEE AND LANDLORD’S AGENTS SURVIVES TERMINATION OF THIS LEASE.

9.3 Landlord Insurance. Landlord covenants and agrees that from and after the Effective Date, Landlord will carry and maintain, at its sole cost and expense (subject to reimbursement pursuant to Section 4.3) in force with respect to the Premises commercial general public liability insurance in form customarily written for the protection of owners, landlords, and tenants of real estate, which insurance shall provide coverage for both Landlord and Tenant of not less than $2,000,000 for each occurrence of bodily injury or property damage. Landlord further agrees at all times during the Lease Term and any other period of occupancy of the Premises by Tenant to maintain and keep in force with respect to the Property (i) an all-risk form of replacement value insurance against physical loss or damage on at least an eighty percent (80%) co-insurance basis, (ii) insurance against loss of rents, and (iii) commercial general liability insurance.

9.4 Tenant Insurance:

(a) Tenant covenants and agrees that from and after the Effective Date, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i.) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Premises and Tenant’s use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Premises and Tenant’s use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to be written on an occurrence basis (not a claims made basis), with combined, single limit coverage of not less than Two Million and No/100s Dollars ($2,000,000.00) per occurrence and Five Million and No/100s Dollars ($5,000,000.00) general aggregate. Such limits may be met in combination with Tenant’s umbrella/excess insurance. The insurance coverage required under this Section shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease and, if necessary, the policy shall contain a contractual endorsement to that effect. Without limitation of Section 9.4(c), the general aggregate limits under the Commercial General Liability insurance policy or policies must apply separately to the Premises and to the Tenant’s use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the Commercial General Liability form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy apply separately to the Premises.

(ii.)	(A) Insurance on the “All Risk” or equivalent form on a replacement cost basis against loss or damage to any of Tenant’s personal property located on the Premises. Such insurance shall also include terrorism coverage and coverage for Tenant’s contents and personal property on a replacement cost basis;

(B) insurance on the “All Risk” or equivalent form against abatement or loss of rental by reason of the occurrences covered by the insurance describe in clause (A) above and by reason of any service interruptions in an amount equal to Base Rent and all Additional Rent for at least twelve (12) months following the occurrence of such casualty;

(C) boiler and machinery or equipment breakdown insurance covering property damage to the Premises and to the major components of any central heating, air conditioning or ventilation systems, and such other equipment as Landlord may require. The policy shall include coverage for business interruption due to mechanical equipment malfunctions, including expediting and extra expense in an amount usual and customary for similar risks, or as determined by Landlord, and having a reasonable deductible approved by Landlord; coverage shall be on a broad form comprehensive basis. Unless the insurance required in Sections 9.4 A, B and E is provided on a single policy, a Joint Loss Agreement between separate polices must be provided on each policy;

(D) (i) extent required by the laws of the State in which the Premises are located to the extent necessary to protect Landlord, Tenant, Mortgagee and the Premises against workmen’s compensation claims; and

(ii) employer’s liability insurance with limits not less than $1,000,000 per accident/disease/employee.

(E) whenever Tenant shall be engaged in making any alterations, repairs or construction work of any kind to the Premises (“Work”), Tenant shall obtain or cause its contractors to obtain completed value builder’s risk insurance and Tenant or its contractors shall obtain worker’s compensation insurance or other adequate insurance coverage covering all Persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Tenant or Landlord;

(F) Umbrella or Excess Coverage in the amount of $5,000,000.

(b) All policies of the insurance provided for in this Section shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than “A”, in the most current available “Best’s Insurance Reports”, with a financial size reasonably consistent with the size and nature of the risk being insured and licensed to do business in the state in which the Premises is located. At the option of Tenant, Tenant shall have the right to provide to Landlord, in lieu of the actual policies of insurance, a certificate (executed by a duly authorized agent of the appropriate insurance carrier) which shall evidence the existence of all insurance required by this Section, in the form required and with applicable endorsements attached thereto. Each and every such policy:

(i.) shall name Landlord, any Mortgage, and any other party reasonably designed by Landlord, as an additional insured and/or mortgagee with mortgagee endorsement with respect to casualty and business interruption or insurance policies;

(ii.) shall be delivered to Landlord prior to delivery of possession of the Premises to Tenant and thereafter prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate; provided that in connection with the expiration of any particular policy, Tenant shall be entitled to furnish a binder (or other written documentation reasonably acceptable to Landlord) to evidence the existence of coverage meeting the requirements of this Section, to be effective until issue of the actual policy. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

(iii.) shall contain a provision that the insurer waives any right of subrogation against Landlord;

(iv.) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least ten (10) days’ notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(v.) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

(c) Any Insurance provide for in Section 9.4(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insured; provided, however, that:

(i.) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured and a loss payee thereunder as its interest may appear;

(ii.) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

(iii.) any such policy or policies shall specify therein the amount of the total insurance allocated to the Tenant’s improvements and property at the Premises; and

(iv.) the requirements set forth in this Section 9.4 are otherwise satisfied.

(d) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section, Landlord may procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

(e) Landlord may, at any time but no more often than annually require a review of the insurance limits of liability to determine whether (i) the limits are reasonable and adequate in the then existing circumstances and (ii) such limits satisfy the requirements of any Mortgage with respect to the Premises. The review shall be undertaken on a date and at a time set forth in a Landlord’s notice requesting a review. If Landlord’s review determines that the limits do not meet the aforementioned standards, Landlord shall have the right to require Tenant to increase, add or adjust such limits to comply with such prevailing market standard or to comply with the requirements of any such Mortgage.

9.5 Waiver of Subrogation. EACH PARTY HEREBY WAIVES EVERY RIGHT OR CAUSE OF ACTION FOR THE EVENTS WHICH OCCUR OR ACCRUE DURING THE TERM FOR ANY AND ALL LOSS OF, OR DAMAGE TO, ANY OF ITS PROPERTY (WHETHER OR NOT SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT OR NEGLIGENCE OF THE OTHER PARTY OR ANYONE FOR WHOM SAID OTHER PARTY MAY BE RESPONSIBLE), WHICH LOSS OR DAMAGE IS COVERED BY VALID AND COLLECTIBLE FIRE, EXTENDED COVERAGE, “ALL RISK” OR SIMILAR POLICIES COVERING REAL PROPERTY, PERSONAL PROPERTY OR BUSINESS INTERRUPTION INSURANCE POLICIES, TO THE EXTENT THAT SUCH LOSS OR DAMAGE IS RECOVERED UNDER SAID INSURANCE POLICIES. Said waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Each party will give its insurance carrier written notice of the terms of such mutual waiver, and the insurance policies will be properly endorsed, if necessary, to prevent the invalidation of coverage by reason of said waiver.

ARTICLE 10
ACCESS TO THE PREMISES

10.1 Access to the Premises. Upon reasonable notice to Tenant and so long as permitted by applicable laws and regulations, Landlord and its authorized representative may enter the Premises at all reasonable times to determine whether the Premises are in good condition, to determine whether Tenant is complying with its obligations under this Lease, to perform any maintenance or repair of the Premises that Landlord has the right to perform, to serve, post or keep posted any notices required or allowed under the provisions of this Lease, to show the Premises to prospective brokers, agents, buyers, transferees, mortgagees or tenants, or to do any other act or thing necessary for the safety or preservation of the Premises. Landlord’s notice to Tenant of Landlord’s proposed entry shall state the purpose of the entry and shall identify the persons making the entry. In no event shall Tenant be entitled to an abatement of Rent or other compensation on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section. No entry upon the Premises, or other action by Landlord pursuant to this Section, shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of Rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease. Landlord shall at all times have the right to enter in case of an emergency without giving notice to Tenant.

ARTICLE 11
FAILURE TO PERFORM, DEFAULTS, REMEDIES

11.1 Defaults.

(a) Each of the following is a “Default” by Tenant under this Lease:

(i.) Tenant fails to pay any installment of Rent or other amount due hereunder and such failure continues for a period of five (5) business days after written notice to Tenant. If more than one (1) such failure occurs in any calendar year, Tenant is not entitled to any notice of, or period to cure any subsequent failure, and any such subsequent failure is an immediate Default.

(ii.) Tenant fails to obtain or maintain insurance as required by this Lease.

(iii.) Tenant fails to comply with any provision of this Lease, other than the payment of Rent or the obligations to maintain insurance, and does not cure such failure within thirty (30) days after written notice thereof to Tenant; provided, that if such failure is not of the type that reasonably can be cured within such thirty (30) day period, then the continuation of such failure or refusal for a period of such reasonable time following such written notice to cure such failure if Tenant promptly commences and diligently pursues and completes such cure within such thirty (30) day period.

(iv.) The filing or execution or occurrence of a petition in bankruptcy or other insolvency proceeding by or against Tenant which is not dismissed within sixty (60) days of its filing or entry.

(v.) Any other Default as specified in any other provision of this Lease.

(b) If a Default occurs and is also not cured by Tenant or by any leasehold Mortgagee within the applicable cure period, if any, Landlord may, at its option, and in its sole discretion, give to Tenant a notice of intention to terminate Tenant’s right to possession of the Premises after expiration of thirty (30) days from the date of service of the notice. If Landlord elects to give such notice, at the expiration of the thirty (30) days, Tenant’s right to possession of the Premises will expire and all of the right, title and interest of Tenant to possession of the premises will end. Tenant’s liability under all of the provisions of this Lease will continue notwithstanding any expiration and surrender, and notwithstanding any re-entry, repossession or dispossession under the terms of this Lease. Further, Tenant shall pay to Landlord upon demand any reasonable legal fees and costs and expenses incurred by Landlord as a result of Tenant’s Default.

11.2 Remedies. Without any notice or demand except as elsewhere provided in this Lease (Tenant hereby waiving notice to quit) if a Default occurs and is also not cured by Tenant or any leasehold Mortgagee within the applicable cure period, if any, Landlord has the option to pursue any one or more of the following remedies, together with any other remedies available to Landlord under this Lease or at law or in equity.

(a) Change the locks of the Premises without Tenant’s consent, Landlord will post a notice on the door of the Premises informing Tenant where a new key may be obtained. However, Landlord is under no obligation to furnish Tenant with a new key for the Premises unless and until Tenant has cured the Default.

(b) Upon written notice to Tenant, terminate Tenant’s right to possession of the Premises, in which event Tenant will immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy for possession or arrearages in Rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying any portion of the Premises, by force if necessary, without being liable for prosecution or any claim of damages therefor. Tenant shall pay to Landlord on demand all of Landlord’s damages due to such termination of possession, and Tenant shall immediately become liable to Landlord for the amount by which the Rent and all other charges that would be payable by Tenant during the unexpired balance of the Term.

(c) Upon written notice to Tenant, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying any portion of the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor. Landlord is under no obligation to, but may relet the Premises and receive the rent therefor under terms and conditions acceptable to Landlord in its sole discretion and judgment. Tenant shall pay to Landlord within ten (10) days after written notice by Landlord, as liquidated damages, sums equivalent to the monthly Rent reserved hereunder less the avails of reletting, if any. Tenant shall also pay within ten (10) days after written notice, any additional amounts expended or incurred by Landlord including but not limited to amounts expended in renovating, repairing and altering the Premises for a new tenant including leasing commissions and inducements reasonably necessary to relet the Premises. Notwithstanding any reletting hereunder, Landlord has the right, at its option, to terminate this Lease.

(d) Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant shall reimburse Landlord, on demand, as Additional Rent, for any expenses Landlord incurs. Neither Landlord nor Landlord’s agents will be liable for any damages to Tenant or Tenant’s agents due to such action, whether caused by the negligence of Landlord or Landlord’s agents or otherwise, but excluding gross negligence.

(e) Cure the Default at the expense of Tenant, and Tenant shall reimburse Landlord on demand for any amount expended by Landlord in connection with the cure, plus an administrative fee of fifteen (15%) percent, with all amounts accruing interest at the Default Rate (hereafter defined).

(f) Landlord may terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord upon demand the sum of: (A) all Rent accrued hereunder the date of termination; (B) all amounts due under Section 11.2(d) or any other provision of this Lease; and (C) an amount equal to (x) the total Rent that Tenant would have been required to pay for the remainder of the Term of this Lease had this Lease not been terminated discounted to present value at a per annum rate equal to four percent (4%) minus (y) the then present fair rental value of the Premises for such period, similarly discounted.

Landlord may remove and store in any warehouse, at Tenant’s cost, or, in Landlord’s sole discretion, Landlord may deem abandoned by Tenant and dispose of accordingly any property belonging to Tenant, or otherwise found upon the Premises at the time of re-entry, termination of this Lease or Termination of Tenant’s right to possession of the Premises. Pursuit of any of the foregoing remedies is not a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the provisions herein contained. Tenant shall pay all Rent and Additional Rent to Landlord without any set-off or counterclaim.

The foregoing rights and remedies are cumulative and in addition to any other rights granted to Landlord by law, and the exercise of any of them is not an election excluding the exercise by Landlord at any time of a different or inconsistent remedy. The failure of Landlord at any time to exercise any right or remedy is not a waiver of its right to exercise such right to exercise such right or remedy at any other further time.

11.3 Breach by Tenant. IN THE EVENT OF ANY BREACH OR THREATENED BREACH BY TENANT OR TENANT’S AGENTS OF ANY COVENANTS, AGREEMENTS, TERMS OR CONDITIONS IN THIS LEASE, LANDLORD IS ENTITLED TO ENJOIN SUCH BREACH OR THREATENED BREACH AND, IN ADDITION TO THE RIGHTS AND REMEDIES PROVIDED HEREUNDER, WILL HAVE ANY OTHER RIGHT OR REMEDY ALLOWED AT LAW OR EQUITY, BY STATUTE OR OTHERWISE THE PROVISIONS OF THIS ARTICLE WILL BE CONSTRUED CONSISTENT WITH [TEXAS] LAW, SO THAT REMEDIES OF LANDLORD HEREIN DESCRIBED ARE AVAILABLE TO LANDLORD TO THE FULL EXTENT BUT ONLY TO THE EXTENT THAT THEY ARE NOT INVALID OR UNENFORCEABLE UNDER [TEXAS] LAW.

11.4 Payments. If any payment of Base Rent or any other sum due from Tenant to Landlord under this Lease is not received within ten (10) days of when due, Tenant shall pay to Landlord on demand a late charge of five percent (5%) of the past due amount. All amounts (including Rent) not paid when due will bear interest from the rate originally due until the date fully paid at the lesser of (i) eighteen (18%) per annum or (ii) the highest lawful rate permitted by applicable [Texas] law (the “Default Rate”). Time is of the essence in Tenant’s payment of Rent and Tenant’s performance of every provision of this Lease.

11.5 Landlord’s Default. Landlord shall be deemed in default of this Lease (“Landlord Default”) if Landlord fails to perform any term, covenant or condition of Landlord under this Lease, and fails to cure such default within a period of thirty (30) days after notice from Tenant specifying such default (or if the default specified by Tenant is not capable of cure within such thirty (30)-day period, if Landlord fails immediately after notice from Tenant to commence to cure such default and diligently to pursue completion of such cure during and within a reasonable time after such thirty (30)-day period). Upon a Landlord Default, Tenant shall have the right to pursue all remedies at law, in equity or under this Lease, provided Tenant shall not have self-help rights or offset rights.

ARTICLE 12
QUIET ENJOYMENT: RESERVATIONS BY LANDLORD; NO CONSTRUCTivE EVICTION

12.1 Quiet Enjoyment. Landlord will warrant unto Tenant and defend the Premises against the claim of all persons whomsoever claiming by, through or under Landlord (but not otherwise), and so long as long as Tenant is not in Default, Tenant will have peaceful and quiet possession of the Premises and the other rights under this Lease free of any claims of persons claiming adversely thereto by, through or under Landlord.

12.2 No Constructive Eviction. No act or failure to act by Landlord or Landlord’s agents during the Term to enforce the terms of this Lease will constitute an eviction or acceptance of surrender of the Premises. No agreement to accept surrender of the Premises is valid unless in writing signed by Landlord, and no employee of Landlord has any power to accept such surrender prior to the termination of this Lease. Tenant’s deliver of keys to any employee of Landlord is not a termination of this Lease or a surrender of the Premises.

ARTICLE 13
COMMUNICATIONS

13.1 Communications. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments, and other instruments given pursuant to this Lease shall be in writing and given by any one of the following: (a) hand delivery; (b) express overnight delivery service; (c) certified or registered mail, return receipt requested; or (d) email as specified below. All notices shall be deemed given three (3) business days following deposit in the United States mail with respect to certified or registered letters, one (1) business day following deposit if delivered to an overnight courier guaranteeing next day delivery, and on the same day if sent by personal delivery or if by email as specified below. Attorneys for each party shall be authorized to give notices for each such party. Notices sent by certified or registered mail must be additionally be sent by email.

Email notification is permitted under this Agreement, provided that email notification shall be deemed to have been received by the recipient solely when the intended recipient actively replies to the email acknowledging receipt. Notice sent by email that is not replied to by recipient shall not be considered adequate written notice under this Agreement, and the noticing party must employ an alternate method of notice, one that is contemplated by this section, to notice the receiving party. Notices shall be provided to the parties and addresses (or electronic mail addresses) specified in Section 1.3 above or to such other address(es) provided in writing.

ARTICLE 14
RIGHT OF FIRST OFFER and PUT right

14.1 Right of First Offer. If Landlord determines during the initial or any renewal term of this Lease in its sole and absolute discretion to sell all of the Premises to a third party (excluding a transfer, sale or conveyance to a parent corporation, controlled subsidiary, affiliate or related entity of Landlord), then, prior to offering the Premises for sale to third parties, Landlord shall notify Tenant of Landlord’s desire to sell the Premises. Landlord’s notice shall contain the general terms and conditions upon which Landlord is willing to sell the Premises, however, any such terms and conditions shall serve only as a basis for further negotiations and shall not be binding on either party unless and until incorporated into a formal written purchase agreement duly executed and acknowledged by Landlord and Tenant. Tenant shall have fifteen (15) days following the date of such notice within which to notify Landlord of Tenant’s desire to purchase the Premises. If Tenant thus timely notifies Landlord of Tenant’s desire to purchase the Premises, then the parties shall have thirty (30) days following the date of Landlord’s original notice to Tenant within which to attempt to negotiate mutually acceptable terms and conditions for the sale of the Premises to Tenant and to enter into a binding written purchase agreement for the Premises. If Landlord and Tenant fail to thus enter into a written purchase agreement within said thirty (30) day period, or if Tenant fails to timely notify Landlord of Tenant’s desire to purchase the Premises within the fifteen (15) day period, then this right of first offer shall thereupon expire and be of no further force and effect. This right of first offer shall not survive a sale of the Premises to a third party and shall not survive expiration or termination of this Lease. This provision shall not apply to any lender who is not an owner or affiliate of Landlord who accepts a deed to the Premises from Landlord in lieu of foreclosure or to any sale in foreclosure of said lender’s mortgage or exercise of a power of sale by a trustee under a deed of trust in which said lender is beneficiary.

14.2 Put Right. Landlord shall have the option to sell the Property to Tenant or an affiliate on July 15, 2029 (“Put Closing Date”) pursuant to the terms set forth in this Section 14.2 (the “Put Right”). Landlord may exercise its Put Right by providing written notice to Tenant no later than January 17, 2029. Failure to timely exercise such Put Right shall be deemed a waiver of the Put Right. In the event Landlord exercises the Put Right, Tenant shall close on the acquisition of the Property no later than the Put Closing Date and shall pay to Landlord (i) a purchase price equal to $26,571,578 (the “Put Amount”) and (ii) all closing costs associated with the consummation of the transaction, including without limitation, recording costs and fees, closing costs, stamp or transfer tax and escrow fees. Upon Landlord’s receipt of the Put Amount and Tenant’s payment of the Closing Costs, Landlord shall deliver to Tenant (i) a special warranty deed conveying all of Landlord’s right, title and interest in the Property, (ii) a quitclaim bill of sale conveying any of Landlord’s right, title and interest in the personal property located on the Property, including but not limited to, Landlord’s Property and Tenant’s Property (as defined in Section 6.6 above) and (iii) a release of mortgage releasing the then current Mortgage encumbering the Property. The Property shall be conveyed by Landlord “as is, where is” without any representation or warranty. Failure of Tenant to comply with the terms of this Section 14.2 shall be a Default under the Lease, any amount due hereunder that is not paid on or before the Put Closing Date shall accrue interest at the Default Rate and Landlord shall have all rights and remedies available under Article 11 of this Lease. This Lease shall be contingent upon the execution of a Guaranty of Tenant’s put obligation by the principal owners of the Tenant.

ARTICLE 15
MISCELLANEOUS PROVISIONS

15.1 Tenant Estoppel Certificates. At any time, and from time to time, either party shall, upon not less than ten (10) business days prior written notice from the other, execute, acknowledge and deliver to the other a written statement containing all information reasonably requested by the other including but not limited to (a) certification that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (b) a statement regarding the dates to which Tenant has paid the Rent and other charges hereunder, (c) a statement that neither Tenant, nor Landlord, are in Default of any of its obligations under this Lease, or if applicable, the nature of any claim of Default on the part of the other, (d) a statement of the amount of monthly Rent plus Rent increases, if any, (e) a statement of the address to which notices to the other should be sent, and (f) such other information as may be reasonably requested. Any such statement delivered pursuant hereto may be relied upon by any owner of the Premises, any prospective purchaser of the Premises, and any present or prospective mortgage, deed of trust holder or trustee for bond holders with respect to the Premises or of Landlord’s interest or of Tenant’s interest.

15.2 Financial Statements. Upon written request, Tenant agrees to deliver to Landlord a current financial statement for Tenant and Guarantor, provided such financial statement shall not be required more than one (1) time per year. Notwithstanding the foregoing, Tenant shall have no obligation to provide any financial statement as set forth herein until Landlord provides to Tenant a commercially reasonable confidentiality agreement binding Landlord, any affiliates or property manager, and any such lender or purchaser in form reasonably satisfactory to Tenant.

15.3 Brokerage Fees. Each of the parties represent and warrant that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease and each of the parties agrees to indemnity the other against, and hold it harmless from, any expense or liability for commissions or other compensation or charges claimed by any other broker or agent with respect to this Lease. Landlord shall be responsible for payment of the brokerage commissions pursuant to a separate written agreement.

15.4 Attorneys’ and Professionals’ Fees.

(a) Tenant shall reimburse Landlord upon demand for reasonable attorneys’ fees incurred by Landlord related to Tenant’s Default, late payments or incurred due to Tenant’s action or inaction or failure to perform under this Lease. In the event of litigation concerning this Lease, the prevailing party is entitled to reimbursement of its cost respecting such suit, or settlement thereof, including reasonable attorneys’ fees and fees of consultants, auditors, appraisers and other similar professionals.

(b) In addition to any other amounts payable hereunder by Tenant, Tenant acknowledges and agrees that whenever it makes a request of Landlord or seeks Landlord’s consent or approval for any matter which requires Landlord’s approval under this Lease and which is of such a nature that Landlord is reasonable in engaging consultants or other professional advisors to review such matter, then Tenant shall pay all reasonable out-of-pocket costs and expenses incurred by Landlord (including without limitation, reasonable attorneys’ fees and expenses) arising out of the foregoing; provided, that prior to incurring such costs and expenses Landlord shall notify Tenant that it intends to engage such consultants or advisors and shall provide an estimate of their charges (the “Cost Reimbursement Notice”). If Tenant notifies Landlord in writing within three (3) business days after Landlord delivers a Cost Reimbursement Notice that it is withdrawing the applicable request for Landlord’s consent or approval, then Tenant shall not be obligated to reimburse Landlord’s cost with respect to such matter.

15.5 Liability of Landlord. Neither Landlord, Landlord’s agents, nor any member of any joint venture, partnership, tenancy-in-common, pension fund, association or other form of joint ownership that forms Landlord has any personal liability under this Lease. Tenant will look solely to the right, title and interest of Landlord in the Property for the satisfaction of its remedies. Landlord may transfer and assign, in whole or in part, its rights and obligations in the Premises, in which case Landlord shall have no further liability hereunder from and after the date of such transfer and assignment.

15.6 Representations and Warranties.

(a) Tenant represents, warrants and agrees that if Tenant is a corporation (including an form of professional association or corporation), limited liability company, or partnership (general or limited): (i) the individual executing this Lease is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with Tenant’s organizational documents; (ii) this Lease is binding upon Tenant; (iii) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the State in which the Premises is located; and (iv) upon Landlord’s request Tenant will provided Landlord satisfactory evidence of such authority.

(b) In order to induce Tenant to enter into this Lease, Landlord represents and warrants to Tenant as of the Effective Date (unless stated otherwise below), and Landlord covenants with Tenant as follows:

(i.) This Lease does not violate the provisions of any instrument heretofore executed by Landlord, or, to the best of Landlord’s knowledge, any other instrument affecting or encumbering the Premises.

(ii.) Landlord shall promptly forward to Tenant any notice or other communication received by Landlord from any owner of property adjoining or adjacent to the Premises or from any municipal or other governmental authority or from any other party, in connection with any hearing or other administrative proceeding relating to any proposed zoning, building code, signage, or related variance affecting the Premises or any adjoining or adjacent property, which, if granted, could affect Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business therein, or Tenant’s rights and benefits under this Lease.

(iii.) Landlord is a limited liability company and: (i) the individual executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with Landlord’s organizational documents; (ii) this Lease is binding upon Landlord; (iii) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises is located; and (iv) upon Tenant’s request Landlord will provided Tenant satisfactory evidence of such authority.

15.7 Landlord Approval. Landlord’s approval when required under this Lease is non-technical and non-legal in nature, and Tenant remains responsible for all technical and legal aspects of any item requiring Landlord’s approval.

15.8 Headings, Miscellaneous. The headings of all articles, sections and subsections contained herein are for convenience only and do not define, limit or construe the contents of such articles, sections and subsections. All negotiations, considerations, representations and understandings between the parties are incorporated herein and are superseded hereby. There are no terms, obligations, covenants, statements, representations, warranties or conditions relating to the subject matters hereof other than those specifically contained herein. This Lease may not be amended or modified by any act or conduct of the parties or by oral agreements unless reduced and agreed to in writing signed by both Landlord and Tenant. No Waiver of any of the terms of this Lease is binding upon Landlord or Tenant unless reduced to writing and signed by Landlord or Tenant, as the case may be.

15.9 Force Majeure. If Landlord or Tenant is prevented or delayed in the performance of any of its covenants or obligations hereunder (other than Tenant’s obligation to pay Rent or other monetary obligation hereunder) by circumstances beyond its control (including, but not limited to governmental regulations or prohibitions), the performance of such covenants or obligations shall be excused for the period of the delay and the period for the performance of such covenants or obligations shall be extended for a period equal to the period of such delay plus any reasonable period of time attributable to remedying such delay (including, but not limited to, time associated with collateral damages or losses caused by delay (the terms “damages” and “losses” being liberally construed and interpreted as broadly as possible)); provided, however, the party so delayed or prevented from performing shall exercise good faith efforts to remedy any such cause of delay or cause preventing performance.

15.10 Entire Agreement. This Lease, including its exhibits, and any addendum attached hereto set forth the entire agreement between Landlord and Tenant, and there are no other oral or written agreements between them. All prior oral or written agreements are merged herein and superseded by this Lease.

15.11 Governing Law. THIS LEASE IS GOVERNED BY THE LAWS OF THE STATE OF WHEREIN THE PREMISES IS LOCATED.

15.12 Lease Not Binding Until Fully Executed. The submission of this Lease to Tenant is not an offer, it is a lawful and binding agreement upon the Tenant and Landlord, collectively and individually upon execution by Tenant and Landlord. This instrument is not effective as a Lease or otherwise unless and until executed by and distributed to both Landlord and Tenant. The absence of any exhibit(s) shall not limit, reduce, nullify and/or void the binding nature of this Lease upon its execution; as such, if any exhibit(s) is/are absent upon execution of this Lease, it is understood and acknowledged that any such absence does not affect the willingness of either the Landlord or Tenant to fully execute this Lease.

15.13 Successors and Assigns. This Lease is binding upon and insures to the respective parties herein, their heirs, executors, administrators, successors and permitted assigns whomever.

15.14 Non-Waiver. Neither Landlord’s nor Tenant’s failure to enforce or require strict performance of any provision of this Lease, nor Landlord’s acceptance of Rent with knowledge of a breach is a waiver of such breach or any further breach.

15.15 Counterparts. To facilitate execution, this Lease may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Lease to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

15.16 Survival of Obligations. The obligation to pay any sums due to either party from the other that by the terms herein would not be payable, or are incapable of calculation, until after the expiration or sooner termination of this Lease shall survive and remain a continuing obligation until paid. All indemnity obligations under this Lease shall survive the expiration or earlier termination of this Lease.

15.17 Time of Essence. In all instances where either party is required hereunder to pay any amount to do any act at a particular indicated time or within any indicated period, it is understood that time is of the essence.

15.18 Landlord Non-Responsibility. Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Premises through or under Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Premises. Upon request of Landlord, Tenant shall execute, acknowledge and record any instrument necessary or appropriate to give timely public notice of the provisions of the immediately preceding sentence.

15.19 Landlord and Tenant Relationship. Nothing in this Lease will be deemed to create a relationship between the parties to this Lease of principal and agent, partnership, joint venture, or other relationship other than that of landlord and tenant. Tenant will have no right to enter into any agreements on behalf of Landlord.

15.20 Use of Gender, Number, and References. All personal pronouns used in this Lease, whether used in the masculine, feminine, or neuter gender, will include all other genders. Unless, the context otherwise requires, words of the singular number include the plural and is the plural include the singular. Capitalized terms used herein will have the meaning assigned thereto herein. Wherever the terms “hereof”, “hereby,” “herein,” or words of similar import are used in this Lease, they will be construed as referring to this Lease in its entirety rather than to a particular section or provisions, unless the context specifically indicates the contrary. As used in this Lease, the term “including” shall mean “including, but not limited to,”

15.21 Legal Construction. If any one or more of the provision contained in this Lease is for any reason held to be invalid, illegal, or unenforceable in any respect, and the basis of the bargain between the parties to this Lease is not destroyed or rendered ineffective thereby, such invalidity, illegality, or unenforceability, to the extent possible, will not affect any other provision thereof. Moreover, so far as is reasonable and possible, effect will be given to the intent manifested by the portion held invalid, illegal, or unenforceable. It is further the intention of Landlord and Tenant that if any provision of this Lease is capable of two constructions, one of which would render the provisions invalid, illegal, or unenforceable and the other of which would render the provision valid, legal, or enforceable and the other of which would render the provision valid, legal, or enforceable, then the provision will have the meaning that renders it valid, legal, or enforceable.

15.22 Business Days. All references to “business days” contained herein are references to normal business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays. In the event that any event hereunder is to occur, or a time period is to expire, on a date which is not a business day, such event shall occur or time period shall expire on the next succeeding business day. Each reference in this Lease to a number of “days” shall mean calendar days unless the reference specifies “business days”.

15.23 Waiver of Trial by Jury. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASE HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR THE OBLIGATIONS EVIDENCED HEREBY, OR ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH OF LANDLORD AND TENANT IN ENTERING INTO THIS LEASE.

15.24 Patriot Act Representation. Landlord and Tenant each represent to the other that: (1) its property interests are not blocked by Executive Order No. 13224, 66 Fed. Reg. 49079; (2) it is not a person listed on the Specially Designated Nationals and Blocked Person list of the Office of Foreign Assets Control of the United States Department of the Treasury, and (3) it is not acting for or on behalf of any person on that list.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their respective representatives thereunto duly authorized, as of the date first above written.

LANDLORD:

GCP Southland, LLC, a Nebraska limited liability company

By:	Goldenrod Capital Advisors, LLC a Nebraska limited liability company.

By:
Zachary A. Wiegert, Manager

TENANT:

Southland Holdings, Inc., a Delaware corporation

By:

Name:

Title:

Exhibit A

Property Legal Description

Parcel One:

All that certain lot or piece of ground situate in the Borough of Coraopolis, County of Allegheny, and Commonwealth of Pennsylvania, being more particularly bounded and described as follows:

Beginning at a point at the center line of CSX Transportation (formerly the Pittsburgh and Lake Erie Railroad) right of way, 60 feet wide, at a point being distant 13 feet South of the monumented baseline for the railroad on the Westerly right of way line of Thorne Street as defined by the memorandum of Agreement between the Pittsburgh Oil Refining Corporation and Pittsburgh Knife and Forge Company recorded in Deed Book Volume 2337, page 332, said point also being distant along the Westerly line of Thorne Street North 28° 48’ 45” East a distance of 180.19 feet from the Northerly line of Fourth Street, 60 feet wide; thence along the said Westerly line of Thorne Street, 35.5 feet wide, extending from said line Eastwardly into the property herein described North 28° 48’ 45” East a distance of 1361.64 feet to a point in said Ohio River; thence along the low water mark South 62° 00’ 15” East a distance of 512.05 feet to a point; thence continuing in said Ohio River South 28° 48’ 45” West a distance of 47.27 feet to a point; thence continuing in said Ohio River along the low water mark as defined in previous deeds South 62° 47’ 15” East a distance of 523.17 feet to a point at the line of lands now or formerly of said Pittsburgh Sand & Gravel, Inc.; thence along the line of said Pittsburgh Sand & Gravel, Inc. South 28° 47’ 45” West a distance of 661.85 feet to a point; thence continuing along the line of lands of Pittsburgh Sand & Gravel, Inc. South 62° 39’ 25” East a distance of 399.84 feet to a point on the Westerly line of Watt Street, 50 feet wide; thence along the said line of Watt Street South 23° 21’ 45” West a distance of 20.05 feet to a point on the line of land now or formerly of Arthur Floyd and Donna J. Wine; thence along the line of lands of said Wine North 62° 39’ 25” West a distance of 402.07 feet to a point; thence continuing by said land of Arthur Floyd and Donna J. Wine South 28° 58’ 18” West a distance of 562.44 feet to a point on the Northerly right of way line of CSX Transportation, being distant 32 feet North 02 the monumented base line for said railroad; thence along the said Northerly right of way line of CSX Transportation, parallel with and distant Northerly 32 feet from the monumented baseline of the said railroad North 63° 47’ 15” West a distance of 521.81 feet to a point; thence through said right of way South 28° 48’ 45” West a distance of 45.05 feet to a point at the center line of said CSX Transportation right of way, being 60 feet wide, said point being distant 13 feet South of the aforementioned monumented baseline; thence along the center line of said right of way being parallel with and distant 13 feet South of said baseline North 63° 47’ 15” West a distance of 512.52 feet to the Westerly right of way line 02 Thorne Street, said point being at the place of beginning.

Being designated as tax parcel Block 420-R, Lot 286.

Parcel Two:

All that certain lot or piece of ground situate in the Borough of Coraopolis, County of Allegheny, and Commonwealth of Pennsylvania, being more particularly bounded and described as follows:

Beginning at a point at the intersection right of way line of Thorne Street, 40 feet wide, and the Northerly right of way line of Fourth Street, 60 feet wide; thence along the said Easterly right of way line of Thorne Street North 28° 48’ 45” East a distance of 150.15 feet to point on the Southerly right of way line of CSX Transportation (formerly the Pittsburgh and Lake Erie Railroad) right of way; thence along the said line South 63° 47’ 15” East a distance of 70.00 feet to the line of lands now or formerly of Station Auto Parts; thence along the line of said Station Auto Parts South 28° 48’ 45” West a distance of 150.15 feet to a point on the Northerly right of way line of Fourth Street, aforementioned; thence along the said Northerly line of Fourth Street North 63° 47’ 45” West a distance of 70.00 feet to a point on the Easterly line Thorne Street, said point being the place of beginning.

Being designated as tax parcel Block 420-R, Lot 129.

Being the same property that was conveyed by Regional Industrial Development Corporation of Southwestern Pennsylvania to American Bridge Company by deed dated February 27, 2003, effective as of February 28, 2003 and recorded in Deed Book Volume 11585, page 325. See also Corrective Deed dated January 3, 2020, effective as of February 28, 2003 and recorded in Deed Book Volume 17899, page 359.

Exhibit B

Rent Schedule

Time Period	Annual Base Rent	Monthly Base Rent
7/15/2024 – 7/31/2025	$1,912,979.00	$159,414.92
8/1/2025 – 7/31/2026	$1,960,803.48	$163,400.29
8/1/2026 – 7/31/2027	$2,009,823.56	$167,485.30
8/1/2027 – 7/31/2028	$2,060,069.15	$171,672.43
8/1/2028 – 7/31/2029	$2,111,570.88	$175,964.24
8/1/2029 – 7/31/2030	$2,164,360.15	$180,363.35
8/1/2030 – 7/31/2031	$2,218,469.16	$184,872.43
8/1/2031 – 7/31/2032	$2,273,930.88	$189,494.24
8/1/2032 – 7/31/2033	$2,330,779.16	$194,231.60
8/1/2033 – 7/31/2034	$2,389,048.64	$199,087.39
8/1/2034 – 7/31/2035	$2,448,774.85	$204,064.57
8/1/2035 – 7/31/2036	$2,509,994.22	$209,166.19
8/1/2036 – 7/31/2037	$2,572,744.08	$214,395.34
8/1/2037 – 7/31/2038	$2,637,062.68	$219,755.22
8/1/2038 – 7/31/2039	$2,702,989.25	$225,249.10
8/1/2039 – 7/31/2040	$2,770,563.98	$230,880.33
8/1/2040 – 7/31/2041	$2,839,828.08	$236,652.34
8/1/2041 – 7/31/2042	$2,910,823.78	$242,568.65
8/1/2042 – 7/31/2043	$2,983,594.37	$248,632.86
8/1/2043 – 7/31/2044	$3,058,184.23	$254,848.69

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